Exhibit 10.17
FORM OF EXECUTIVE TIME SHARING AGREEMENT
This Time Sharing Agreement (this “Agreement”), dated as of [DATE] (the “Effective Date”), is entered into between CONAGRA FOODS, INC., a Delaware corporation (“Operator”) and [EXECUTIVE] (“Lessee”) and replaces any prior agreement between the parties with respect to the subject matter hereof.
RECITALS
WHEREAS, Operator has operational control of certain civil aircraft set forth on Exhibit A of this Agreement (hereinafter referred to collectively as the “Aircraft” and each individually as an “Aircraft”);
WHEREAS, Operator employs a fully qualified flight crew to operate the Aircraft; and
WHEREAS, Operator desires to lease the Aircraft and flight crew to Lessee, and Lessee desires to lease the Aircraft and flight crew from Operator on a time sharing basis as defined in Section 91.501(c)(1) of the Federal Aviation Regulations (“FARs”) on such terms and conditions as are mutually satisfactory to both parties.
NOW, THEREFORE, Operator and Lessee, declaring their intention to enter into and be bound by this Agreement, and for the good and valuable consideration set forth below, hereby covenant and agree as follows:
1. Time Share and Term. Operator agrees to lease the Aircraft to Lessee pursuant to the provisions of FAR 91.501(c)(1) and to provide a fully qualified flight crew for all operations on a nonexclusive, non-continuous basis commencing on the Effective Date and continuing unless and until terminated. Either party may terminate this Agreement by giving ten (10) days written notice to the other party, provided, however that upon the termination of any Lease (as defined below) due to a Default or Event of Default thereunder (and as defined therein), this Agreement shall terminate immediately with respect to the Aircraft subject to the terminated Lease.
2. Charges. Lessee shall pay Operator for each flight conducted under this Agreement Operator’s incremental costs of each specific flight, as authorized by FAR Part 91.501(d), limited to the following:

     (a)    fuel, oil, lubricants, and other additives;

     (b)    hangar and tie-down costs away from the aircraft’s base of operation;

     (c)    insurance obtained for the specific flight;

     (d)    landing fees, airport taxes and similar assessments;

     (e)    customs, foreign permit, and similar fees directly related to the flight;

     (f)    in flight food and beverages;

     (g)    passenger ground transportation; and

     (h)    flight planning and weather contract services.
Except as set forth above in this Section 2, Operator shall, at its sole cost and expense, be responsible for all parts, fuel, lubricants, maintenance, repair, insurance, licensing, taxes and other expenses relating to the ownership or operation of the Aircraft.
Operator will pay all expenses related to the operation of the Aircraft when incurred, and will provide an invoice and bill Lessee for the expenses enumerated in Section 2 above within a reasonable period of time following the occurrence of any flight or flights for the account of Lessee. Lessee shall pay to Operator the commercial Federal excise tax imposed on the transportation of persons for flights conducted under this Agreement. Amounts due for taxes shall be included on the invoices submitted to Lessee. Lessee shall pay Operator for said expenses and taxes within thirty (30) days of receipt of the invoice and bill therefore.
3. Scheduling. [INSERT HERE ANY OPTIONAL TERMS REGARDING LIMITATIONS ON USE] In the event Lessee desires to use an Aircraft pursuant to and in accordance with the terms of this Agreement, Lessee will provide Operator with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least ten (10) hours in advance of Lessee’s planned departure. Operator shall have sole and exclusive authority over the scheduling of the Aircraft including which Aircraft is to be used for any particular flight. Operator shall have the absolute right to deny a scheduling request that does not comply with the limitations contained in the first two sentences of this paragraph.

4. Maintenance. Operator shall be solely responsible for securing maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventive maintenance or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and within the sound discretion of the pilot-in-command. The pilot-in-command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.
5. Operational Control. At any time during which a flight is made by or on behalf of Lessee under this Agreement, Operator shall have possession, command and control of the Aircraft. Operator shall have complete and exclusive responsibility for (i) scheduling, dispatching and flight of the Aircraft on all flights conducted pursuant to this Agreement, (ii) the physical and technical operation of the Aircraft and (iii) the sole performance of all flights. Operator shall have operational control of the Aircraft for all purposes of the Federal Aviation Regulations.
Operator shall employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement. The members of such flight crew shall remain the employees of and under the direction and control of Operator. Notwithstanding the foregoing, the pilot-in-command of each flight shall have the final authority with respect to (i) the initiation or termination of any flight, (ii) selection of the routing of any flight, (iii) determination of the load to be carried and (iv) all decisions relating to the safety of any flight. The parties further agree that Operator shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.
6. Insurance. Operator may maintain such insurance coverage with respect to the Aircraft and any flights made under this Agreement as Operator may elect in its sole discretion, including aircraft physical damage coverage (hull insurance) and liability coverage for bodily injury and property damage. Operator shall retain all rights and benefits with respect to the proceeds payable under the hull insurance as a result of any incident or occurrence while an Aircraft is being operated on behalf of Lessee under this Agreement. Lessee shall be named as an additional insured on liability insurance policies maintained by Operator on the Aircraft with respect to flights conducted pursuant to this Agreement. Any hull insurance maintained by Operator on the Aircraft shall include a waiver of any rights of subrogation of the insurers against Lessee. Notwithstanding the foregoing and subject to the limitations of FAR 91.501(d), upon Operator’s request, Lessee shall, at Operator’s request, reimburse Operator for the cost and expense of any additional insurance obtained for any specific flight.
7. Limitation of Liability. Operator shall not be liable for any special, incidental, indirect or consequential damages or for lost profits or revenues in connection with the furnishing, performance or use of the services to be performed hereunder.
8. No Warranty of Operator. OPERATOR MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE AIRCRAFT, ITS MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, ITS VALUE OR AIRWORTHINESS OR CONFORMITY TO THE PROVISIONS AND SPECIFICATIONS OF

ANY AGREEMENTS RELATING THERETO, NOR SHALL OPERATOR BE LIABLE TO LESSEE, REGARDLESS OF ANY ACTUAL OR ALLEGED NEGLIGENCE, FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES CAUSED, DIRECTLY OR INDIRECTLY, BY, OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT FOR OR ARISING OUT OF, THE AIRCRAFT OR ANY LACK OR LOSS OF USE THEREOF.
9. Lessee’s Representations. Lessee represents, warrants and covenants to Operator that:

     (a)    he will use each Aircraft for and on his own account only and will not use any Aircraft for the purposes of providing transportation of passengers or cargo in air commerce for compensation or hire;

     (b)    he shall refrain from incurring any mechanics or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, and he shall not attempt to convey, mortgage, assign, lease or any way alienate any Aircraft or create any kind of lien or security interest involving any Aircraft or do anything or take any action that might mature into such a lien;

     (c)    during the term of this Agreement, he will abide by and conform to all such laws, governmental, and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a time-sharing lessee.

10. Operator’s Base. For purposes of this Agreement, the permanent base of operation of the Aircraft shall be Eppley Airfield, Omaha, Nebraska, unless changed by Operator, in which event Operator shall notify Lessee of the new permanent base of operation of the Aircraft.
11. Successors and Assigns. Neither this Agreement nor any party’s interest in this Agreement shall be assignable to any other person or entity. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors of Operator and the heirs, representatives and successors of Lessee.
12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Nebraska (excluding the conflicts of law rules thereof).
13. Entire Agreement. This Agreement constitutes the entire understanding between Operator and Lessee with respect to its subject matter, and there are no representations, warranties, conditions, covenants, or agreements other than as set forth expressly herein. Notwithstanding the foregoing, the Operator and Lessee acknowledge that each Aircraft is the subject of a lease with the lessor (“Lessor”) identified on Exhibit B (each, a “Lease”). Any changes or modifications to this Agreement must be in writing and signed by authorized representatives of both parties, provided that Operator may amend the specific references to the Leases on Exhibit A and Exhibit B without written consent of Lessee. If any Lease is amended in any material respect (other than to modify the amount of rental payments owed), Operator shall promptly notify Lessee of such amendment to provide Lessee with the opportunity to terminate this Agreement in accordance with Section 1.
14. Additional Terms Related to Leases. Operator and Lessee acknowledge the following as to themselves:
(a) Subject and Subordinate. The rights of Operator and Lessee (and any party claiming through Operator or Lessee) with respect to an Aircraft shall be subject and subordinate in all respects to the rights, title and interest in such Aircraft of the Lessor of that Aircraft, including, all of its rights and remedies under the Lease and any related agreements; provided that nothing contained herein shall be deemed an assumption by Lessee of Operator’s obligations as lessee under the Lease.
(b) Neither Operator nor Lessee has, and it disclaims, any present or future right, title or interest in or to each Aircraft, or any engine, auxiliary power unit, or any part thereof (collectively, the “Equipment”) (including without limitation, any leasehold interest, or other property or possessory interest). Operator will keep the Equipment free and clear of liens and Lessee will not impose or cause the incurrence of any lien on any of the Equipment.
(c) No Inconsistent Actions. Operator shall not take, and Operator shall not permit Lessee to take any action under this Agreement that conflicts with the Leases.

(d) Lessor may rely upon the truth and accuracy of all representations and warranties made by Operator in this Agreement or by Lessee in Section 9 herein to the same extent and effect as if such representations and warranties had been made directly to and for the benefit of Lessor. Lessor shall be an express third party beneficiary of any indemnities and disclaimers of condition made by Operator in favor of Lessee.
15. Counterparts. This Agreement may be executed in counterparts, which shall, singly or in the aggregate, constitute a fully executed and binding agreement.
16. Notices. Any notice, request, or other communication to any party by the other party under this Agreement shall be conveyed in writing and shall be deemed given on the earlier of the date (i) notice is personally delivered with receipt acknowledged, (ii) a facsimile notice is transmitted, or (iii) three (3) days after notice is mailed by certified mail, return receipt requested, postage paid, and addressed to the party at the address set forth below.

If to Operator:                  ConAgra Foods, Inc.
                     Attn: Corporate Secretary
One ConAgra Drive
Omaha, Nebraska 68102

If to Lessee:        [EXECUTIVE]
c/o ConAgra Foods, Inc.
One ConAgra Drive
Omaha, NE 68102
The address of a party to which notices or copies of notice are to be given may be changed from time to time by such party by written notice to the other party.
17. Severability. If any one or more of the provisions of the Agreement shall be held invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal, or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal, and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. To the extent permitted by applicable law, the parties hereby waive any provision of law, which renders any provision of this Agreement prohibited or unenforceable in any respect.
18. No Agency. Nothing herein shall be construed to create a partnership, joint venture, franchise, or to create any relationship of principal and agent.
19. TRUTH IN LEASING STATEMENT PURSUANT TO 14 CFR 91.23 (FAR 91.23):

     (a)    OPERATOR HERETO CERTIFIES THAT EACH OF THE AIRCRAFT:

     (i)    HAS BEEN MAINTAINED AND INSPECTED WITHIN THE TWELVE (12) MONTHS PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS SET FORTH IN PART 91 OF THE FEDERAL AVIATION REGULATIONS, AND THAT ALL APPLICABLE REQUIREMENTS THEREUNDER FOR MAINTENANCE AND INSPECTION HAVE BEEN COMPLIED WITH; AND

     (ii)    WILL BE MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

     (b)    DURING THE DURATION OF THIS AGREEMENT, OPERATOR, WHOSE ADDRESS APPEARS IN SECTION ABOVE, THROUGH ITS OFFICER WHOSE NAME, SIGNATURE AND TITLE IS SET FORTH BELOW, (i) AGREES, CERTIFIES AND ACKNOWLEDGES THAT WHENEVER AN AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, IT IS THE OPERATOR OF SUCH AIRCRAFT AS PROVIDED

HEREIN AND (ii) UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH ALL APPLICABLE FEDERAL AVIATION REGULATIONS.

     (c)    AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL OF THE AIRCRAFT WHEN OPERATED UNDER THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.
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IN WITNESS WHEREOF, the parties hereto have caused the signatures of their authorized representatives to be affixed below on the day and year first above written. The persons signing below warrant their authority to sign.

CONAGRA FOODS, INC., Operator

By:
Name:
Title:

[EXECUTIVE], Lessee

4839-1640-0162, v. 1
Exhibit A

Aircraft Make and Model          Serial Number

[INSERT IDENTIFYING INFORMATION FOR AIRCRAFT COVERED BY AGREEMENT]
4839-1640-0162, v. 1
Exhibit B
[INSERT SCHEDULE OF LEASES APPLICABLE TO AIRCRAFT COVERED BY AGREEMENT]